Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS
ADJUSTED BOOK VALUE PER SHARE OF $622

HAMILTON, Bermuda (October 28, 2013) - White Mountains Insurance Group, Ltd. reported adjusted book value per share of $622 at September 30, 2013, up 2.8% for the quarter and 5.9% for the first nine months of 2013, including dividends.

Ray Barrette, Chairman and CEO, commented, “It was a nice quarter. Investment returns were good, helped by a rising stock market and weakening dollar. OneBeacon reported 3.8% growth in book value, with investments and transaction gains helping a 96% combined ratio. Sirius reported an 89% combined ratio, another good quarter with low catastrophe losses. BAM continues to make good progress despite a slow municipal issuance market, passing the $3 billion mark for gross par insured. We remain active but patient in looking for opportunities to deploy our capital.”

Adjusted comprehensive income was $104 million and $212 million in the third quarter and first nine months of 2013, compared to $59 million and $173 million in the third quarter and first nine months of last year. Net income attributable to common shareholders was $57 million and $204 million in the third quarter and first nine months of 2013, compared to $19 million and $139 million in the third quarter and first nine months of last year.

OneBeacon

OneBeacon’s book value per share increased 3.8% for the third quarter and 10.8% for the first nine months of 2013, including dividends. OneBeacon’s GAAP combined ratio was 96% and 93% for the third quarter and first nine months of 2013, compared to 95% and 93% for the third quarter and first nine months of last year. The combined ratios for the third quarter and first nine months of 2013 reflect higher loss ratios and lower expense ratios when compared to the 2012 periods. Comprehensive income in the third quarter of 2013 includes a $7 million benefit from the release of a tax valuation allowance and $4 million of pre-tax other revenues from the extension of a transition service agreement with Tower, the buyer of OneBeacon’s personal lines business.

Mike Miller, CEO of OneBeacon, said, “We are pleased with our 11% growth in book value and 93% combined ratio reported through the first nine months of this year. For the third quarter, strong book value growth was primarily driven by good investment results and acceptable underwriting results that were somewhat impacted by a few large property losses in the Specialty Property business. We expect to receive regulatory approval of the runoff sale in the second quarter of 2014.”

Net written premiums were $314 million in the third quarter of 2013, a decrease of 6% from the third quarter of last year, while net written premiums were $826 million in the first nine months of 2013, a decrease of 11% from the first nine months of last year. Excluding the $60 million and $167 million of net written premiums related to exited businesses, net written premiums increased by 14% and 8% in third quarter and first nine months of 2013.

Sirius Group

Sirius Group’s GAAP combined ratio was 89% for the third quarter of 2013 compared to 88% for the third quarter of last year, while the GAAP combined ratio was 83% for the first nine months of 2013 compared to 85% for the first nine months of last year. The combined ratio for the third quarter of 2013 includes 14 points ($31 million) of catastrophe losses, including $18 million from hail storm losses in Germany and $6 million of flood losses in India, compared to 3 points ($6 million) of catastrophe losses in the third quarter of last year. The combined ratio for the first nine months of 2013 includes 11 points ($68 million) of catastrophe losses compared to 2 points ($14 million) in the first nine months of last year. Favorable loss reserve development was 7 points ($15 million) in the third quarter of 2013, primarily due to reductions in property loss reserves from recent underwriting years, compared to 3 points in the third quarter of last year. Favorable loss reserve development was 4 points ($26 million) in the first nine months of 2013 compared to 2 points in the first nine months of last year. The combined ratio for the third quarter and first nine months of 2012 also includes 19 points and 7 points, respectively, from $45 million of agricultural losses incurred in the third quarter of 2012, primarily as a result of the drought in the Midwestern United States.

Allan Waters, CEO of Sirius Group, said, “Our 83% combined ratio for the first nine months reflects good underwriting combined with low catastrophe losses. Sirius Group's adjusted book value per share grew 7% over the first nine months, including dividends. We expect continued pressure on rates in most lines of business through the January 1, 2014 renewals, particularly U.S. property catastrophe excess business. Sirius Capital Markets should begin raising third party capital this quarter.”

Gross written premiums decreased 7% to $236 million and net written premiums decreased 12% to $196 million in the third quarter of 2013, while gross written premiums decreased 5% to $947 million and net written premiums decreased 8% to $736 million in the first nine months of 2013, mainly due to a decline in the accident and health line, partially offset by increases in property lines.

HG Global/BAM

For the third quarter and first nine months of 2013, HG Global reported pre-tax income of $11 million and $28 million, mostly from interest income on the BAM surplus notes, while BAM contributed GAAP pre-tax losses of $15 million and $60 million, driven by interest expense on its surplus notes, unrealized investment losses in the second quarter from higher interest rates, and operating expenses.  BAM does not report stand alone GAAP financial results but White Mountains is required to consolidate BAM’s results in its GAAP financial statements. Since BAM is a mutual insurance company that is owned by its members, BAM’s results do not affect White Mountains’ adjusted book value per share and are attributed to non-controlling interests.  BAM manages its affairs on a statutory accounting basis. BAM's statutory surplus includes surplus notes and is not reduced by accruals of interest expense on the surplus notes. BAM's statutory surplus is reduced only after a payment of principal or interest has been approved by the New York Department of Financial Services.

Robert P. Cochran, Chairman of BAM, said, “We continue to make good progress in building BAM’s franchise. During the third quarter, we grew our market penetration to over 42%, bringing the aggregate par insured for the first three quarters to approximately $3.4 billion.  Most important, despite lower overall market volume, we continued to increase the number of small and medium-sized issuers that benefit from becoming mutual members of BAM. In another significant development, BAM was licensed to operate in the state of Florida, leaving only one more state to complete our nationwide licensing. Lastly, in an August credit rating report, Standard & Poor’s Ratings Services reaffirmed our AA/Stable rating, which is the highest S&P rating in our industry.”

Other Operations

White Mountains’ Other Operations segment reported pre-tax income of $8 million and $9 million in the third quarter and first nine months of 2013, compared to $21 million and $13 million in the third quarter and first nine months of last year.  The results for White Mountains’ Other Operations for all periods were driven by the results of investment assets contained within the segment.

White Mountains’ Other Operations segment reported net realized and unrealized investment gains of $33 million and $61 million in the third quarter and first nine months of 2013 compared to $40 million and $41 million in the third quarter and first nine months of last year. Net investment income decreased to $2 million and $12 million in third quarter and first nine months of 2013 from $7 million and $27 million in the third quarter and first nine months of last year, primarily due to a lower invested asset base and lower investment yields. WM Life Re reported losses of $7 million and $16 million in the third quarter and first nine months of 2013 compared to $3 million and $14 million in the third quarter and first nine months of last year.

Investment in Symetra Common Shares

During the second quarter of 2013, White Mountains executed a cashless exercise of its Symetra warrants. The cashless exercise resulted in the issuance of 2,648,879 additional common shares of Symetra in exchange for the warrants to purchase 9,487,872 Symetra common shares. The value of White Mountains’ investment in Symetra warrants increased $11 million in the first six months of 2013 prior to the exercise. The value of the Symetra warrants decreased $4 million in the third quarter of last year and increased $14 million in the first nine months of last year.

During the third quarter and first nine months of 2013, White Mountains recorded $8 million and $24 million in equity in earnings from its investment in Symetra’s common shares, which increased the value of the investment in Symetra’s common shares used in the calculation of White Mountains’ adjusted book value per share to $17.49 per Symetra common share at September 30, 2013. This compares to Symetra’s quoted stock price of $17.82 and Symetra’s book value per common share excluding unrealized gains and losses from its fixed maturity investment portfolio of $19.47.

Investment Activities
The GAAP total return on invested assets was 1.9% and 2.5% for the third quarter and first nine months of 2013, which included 0.6% and 0.0% of currency gains. This compared to a GAAP total return of 2.7% and 4.3% for the third quarter and first nine months of last year, which included 0.6% and 0.4% of currency gains.
Manning Rountree, President of White Mountains Advisors, said, “The total portfolio was up 1.9% in the quarter, a strong result. In local currencies, the fixed income portfolio was up 0.4%, lagging the Barclay’s Intermediate Aggregate Bond Index as rates fell in the quarter. The total equity portfolio was up 4.8%, and our two largest separate accounts, Prospector and Lateef, both outperformed the S&P 500 return in the quarter.  The U.S. dollar weakened, increasing total portfolio returns by 0.6% for the quarter, essentially reversing the currency-related losses in the first half of 2013.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures. White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from book value. In addition, the number of common shares outstanding used in the calculation of adjusted book value per share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of adjusted book value per share to GAAP book value per share is included on page 7.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that excludes the change in equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from comprehensive income (loss) attributable to White Mountains’ common shareholders. The reconciliation of adjusted comprehensive income (loss) to GAAP comprehensive income (loss) attributable to White Mountains’ common shareholders is included on page 8.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of our business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risks associated with Item 1A of White Mountains’ 2012 Annual Report on Form 10-K;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2013	December 31, 2012	September 30, 2012
Assets
Fixed maturity investments	$4,914.0	$5,196.2	$4,912.4
Short-term investments	648.0	630.6	917.3
Common equity securities	1,110.7	1,029.7	1,004.8
Convertible fixed maturity investments	84.8	127.4	142.0
Other long-term investments	300.0	294.2	307.1
Total investments	7,057.5	7,278.1	7,283.6

Cash	411.0	462.4	549.2
Reinsurance recoverable on unpaid losses	416.0	429.1	356.8
Reinsurance recoverable on paid losses	18.8	17.9	14.8
Insurance and reinsurance premiums receivable	684.9	556.3	678.1
Funds held by ceding companies	101.1	127.4	102.7
Investments in unconsolidated affiliates	331.7	387.9	376.3
Deferred acquisition costs	188.2	195.3	211.3
Deferred tax asset	555.5	569.6	555.0
Ceded unearned insurance and reinsurance premiums	116.4	91.8	113.6
Accounts receivable on unsettled investment sales	38.2	3.9	167.2
Other assets	431.0	548.9	672.0
Assets held for sale	1,957.2	2,226.8	2,388.2
Total assets	$12,307.5	$12,895.4	$13,468.8

Liabilities
Loss and loss adjustment expense reserves	$3,108.1	$3,168.9	$3,059.8
Unearned insurance and reinsurance premiums	1,010.3	924.1	1,067.1
Debt	676.3	751.2	676.6
Deferred tax liability	329.6	341.3	399.7
Ceded reinsurance payable	153.6	116.5	138.6
Funds held under reinsurance treaties	89.1	43.7	33.8
Accounts payable on unsettled investment purchases	28.1	11.4	47.7
Other liabilities	668.0	1,053.3	1,278.9
Liabilities held for sale	1,957.2	2,226.8	2,388.2
Total liabilities	8,020.3	8,637.2	9,090.4

Equity
White Mountains’ common shareholders’ equity
White Mountains’ common shares and paid-in surplus	1,046.6	1,057.2	1,102.2
Retained earnings	2,684.4	2,542.7	2,577.4
Accumulated other comprehensive income, after tax:
Equity in net unrealized (losses) gains from investments in unconsolidated affiliates	(23.5)	57.7	59.3
Net unrealized foreign currency translation gains and other	82.5	74.2	70.4
Total White Mountains’ common shareholders’ equity	3,790.0	3,731.8	3,809.3

Non-controlling interests
Non-controlling interest - OneBeacon Ltd.	263.3	251.4	259.7
Non-controlling interest - SIG Preference Shares	250.0	250.0	250.0
Non-controlling interest - HG Global	16.6	16.6	16.6
Non-controlling interest - BAM	(80.7)	(36.0)	(18.0)
Non-controlling interest - other	48.0	44.4	60.8
Total non-controlling interests	497.2	526.4	569.1
Total equity	4,287.2	4,258.2	4,378.4
Total liabilities and equity	$12,307.5	$12,895.4	$13,468.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Book value per share numerators (in millions):

White Mountains’ common shareholders’ equity - book value per share numerator (1)	$3,790.0	$3,689.2	$3,731.8	$3,809.3
Equity in net unrealized losses (gains) from Symetra’s fixed maturity portfolio, net of applicable taxes	23.5	16.3	(57.7)	(59.3)
Adjusted book value per share numerator (1)	$3,813.5	$3,705.5	$3,674.1	$3,750.0

Book value per share denominators (in thousands of shares):

Common shares outstanding - book value per share denominator (1)	6,176.7	6,176.5	6,291.0	6,583.7
Unearned restricted common shares	(41.2)	(49.2)	(38.7)	(46.8)
Adjusted book value per share denominator (1)	6,135.5	6,127.3	6,252.3	6,536.9

Book value per share	$613.60	$597.29	$593.20	$578.60
Adjusted book value per share	$621.56	$604.75	$587.63	$573.66
(1) Excludes out of-the-money stock options.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Earned insurance and reinsurance premiums	$500.4	$536.8	$1,493.3	$1,545.3
Net investment income	27.3	37.6	84.5	119.8
Net realized and unrealized investment gains	28.2	72.7	66.1	123.2
Other revenue	18.2	50.3	46.9	81.0

Total revenues	574.1	697.4	1,690.8	1,869.3
Expenses:
Loss and loss adjustment expenses	278.3	308.1	797.2	821.7
Insurance and reinsurance acquisition expenses	106.7	107.6	281.0	326.2
Other underwriting expenses	80.4	76.6	244.0	228.4
General and administrative expenses	41.3	57.6	124.0	136.9
Accretion of fair value adjustment to loss and lae reserves	.2	1.1	1.5	9.4
Interest expense on debt	11.9	11.3	32.4	33.1

Total expenses	518.8	562.3	1,480.1	1,555.7

Pre-tax income from continuing operations	55.3	135.1	210.7	313.6

Income tax expense	(8.2)	(47.8)	(49.2)	(85.3)

Net income from continuing operations	47.1	87.3	161.5	228.3

Loss from sale of discontinued operations, net of tax	—	(91.0)	—	(91.0)
Net income (loss) from discontinued operations, net of tax	.4	(15.8)	4.8	(24.5)

Income (loss) before equity in earnings of unconsolidated affiliates	47.5	(19.5)	166.3	112.8

Equity in earnings of unconsolidated affiliates, net of tax	8.6	7.7	24.9	24.4

Net income (loss)	56.1	(11.8)	191.2	137.2
Net loss attributable to non-controlling interests	1.1	30.9	12.7	2.0

Net income attributable to White Mountains’ common shareholders	57.2	19.1	203.9	139.2

Comprehensive income, net of tax:
Change in equity in net unrealized (losses) gains from investments in unconsolidated affiliates	(7.2)	32.3	(81.2)	59.3
Change in foreign currency translation and other	46.6	39.6	8.4	33.3

Comprehensive income	96.6	91.0	131.1	231.8
Comprehensive (income) loss attributable to non-controlling interests	(.1)	.4	(.1)	.4
Comprehensive income attributable to White Mountains’ common shareholders	96.5	91.4	131.0	232.2

Change in equity in net unrealized losses (gains) from Symetra’s fixed maturity portfolio	7.2	(32.3)	81.2	(59.3)

Adjusted comprehensive income	$103.7	$59.1	$212.2	$172.9

Income (loss) per share attributable to White Mountains’ common shareholders
Basic income (loss) per share
Continuing operations	$9.20	$19.11	$32.05	$36.96
Discontinued operations	.06	(16.21)	.78	(16.77)
Total consolidated operations	$9.26	$2.90	$32.83	$20.19

Diluted income (loss) per share
Continuing operations	$9.20	$19.11	$32.05	$36.96
Discontinued operations	.06	(16.21)	.78	(16.77)
Total consolidated operations	$9.26	$2.90	$32.83	$20.19

Dividends declared per White Mountains’ common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2013			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$278.9	$221.4	$.1	$—	$—	$500.4
Net investment income	10.1	13.5	.2	1.1	2.4	27.3
Net investment income (loss) - surplus note interest	—	—	10.1	(10.1)	—	—
Net realized and unrealized investment gains (losses)	17.0	(24.7)	.5	2.4	33.0	28.2
Other revenue - foreign currency translation gains	—	16.8	—	—	—	16.8
Other revenue - Symetra warrants	—	—	—	—	—	—
Other revenue	5.5	—	—	.2	(4.3)	1.4

Total revenues	311.5	227.0	10.9	(6.4)	31.1	574.1
Expenses:
Loss and loss adjustment expenses	167.8	110.5	—	—	—	278.3
Insurance and reinsurance acquisition expenses	53.6	52.5	.1	.5	—	106.7
Other underwriting expenses	46.8	33.5	—	.1	—	80.4
General and administrative expenses	4.1	7.3	.3	8.1	21.5	41.3
Accretion of fair value adjustment to loss and lae reserves	—	.2	—	—	—	.2
Interest expense on debt	3.3	6.6	—	—	2.0	11.9

Total expenses	275.6	210.6	.4	8.7	23.5	518.8

Pre-tax income (loss)	$35.9	$16.4	$10.5	$(15.1)	$7.6	$55.3

For the Three Months Ended September 30, 2012			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$293.9	$242.9	$—	$—	$—	$536.8
Net investment income	12.8	16.7	0.1	0.6	7.4	37.6
Net investment income (loss) - surplus note interest	—	—	8.3	(8.3)	—	—
Net realized and unrealized investment gains (losses)	40.0	(8.9)	0.2	1.0	40.4	72.7
Other revenue - foreign currency translation gains	—	33.1	—	—	—	33.1
Other revenue - Hamer and Bri-Mar (1)	—	—	—	—	8.6	8.6
Other revenue - Symetra warrants	—	—	—	—	(3.6)	(3.6)
Other revenue	(.4)	15.1	—	—	(2.5)	12.2

Total revenues	346.3	298.9	8.6	(6.7)	50.3	697.4
Expenses:
Loss and loss adjustment expenses	164.7	143.4	—	—	—	308.1
Insurance and reinsurance acquisition expenses	66.6	41.0	—	—	—	107.6
Other underwriting expenses	47.4	29.1	—	.1	—	76.6
General and administrative expenses - Hamer and Bri-Mar (1)	—	—	—	—	7.4	7.4
General and administrative expenses	4.4	9.1	3.8	11.2	21.7	50.2
Accretion of fair value adjustment to loss and lae reserves	—	1.1	—	—	—	1.1
Interest expense on debt	4.1	6.5	—	—	.7	11.3

Total expenses	287.2	230.2	3.8	11.3	29.8	562.3

Pre-tax income (loss)	$59.1	$68.7	$4.8	$(18.0)	$20.5	$135.1

(1)  On December 31, 2011, Tuckerman Fund I was dissolved and all of the net assets of the fund, which consisted of the LLC units of Hamer and Bri-Mar, two small manufacturing companies, were distributed. As of October 1, 2012, Hamer and Bri-Mar are no longer consolidated and are accounted for as investments in unconsolidated affiliates.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2013			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$846.2	$646.9	$.2	$—	$—	$1,493.3
Net investment income	30.9	38.0	.7	3.3	11.6	84.5
Net investment income (loss) - surplus note interest	—	—	30.2	(30.2)	—	—
Net realized and unrealized investment gains (losses)	19.9	(4.9)	(1.7)	(8.1)	60.9	66.1
Other revenue - foreign currency translation gains	—	3.4	—	—	—	3.4
Other revenue - Symetra warrants	—	—	—	—	10.8	10.8
Other revenue	30.1	7.9	—	.3	(5.6)	32.7

Total revenues	927.1	691.3	29.4	(34.7)	77.7	1,690.8
Expenses:
Loss and loss adjustment expenses	473.7	323.5	—	—	—	797.2
Insurance and reinsurance acquisition expenses	160.9	119.0	.1	1.0	—	281.0
Other underwriting expenses	150.7	93.0	—	.3	—	244.0
General and administrative expenses	11.0	21.5	1.1	24.2	66.2	124.0
Accretion of fair value adjustment to loss and lae reserves	—	1.5	—	—	—	1.5
Interest expense on debt	9.8	19.7	—	—	2.9	32.4

Total expenses	806.1	578.2	1.2	25.5	69.1	1,480.1

Pre-tax income (loss)	$121.0	$113.1	$28.2	$(60.2)	$8.6	$210.7

For the Nine Months Ended September 30, 2012			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$846.0	$699.3	$—	$—	$—	$1,545.3
Net investment income	41.5	50.9	0.1	0.6	26.7	119.8
Net investment income (loss) - surplus note interest	—	—	8.3	(8.3)	—	—
Net realized and unrealized investment gains	57.9	22.9	0.2	1.0	41.2	123.2
Other revenue - foreign currency translation gains	—	33.1	—	—	—	33.1
Other revenue - Hamer and Bri-Mar (1)	—	—	—	—	24.1	24.1
Other revenue - Symetra warrants	—	—	—	—	13.6	13.6
Other revenue	(.1)	15.8	—	—	(5.5)	10.2

Total revenues	945.3	822.0	8.6	(6.7)	100.1	1,869.3
Expenses:
Loss and loss adjustment expenses	452.5	369.2	—	—	—	821.7
Insurance and reinsurance acquisition expenses	185.6	140.6	—	—	—	326.2
Other underwriting expenses	146.2	82.1	—	.1	—	228.4
General and administrative expenses - Hamer and Bri-Mar (1)	—	—	—	—	21.0	21.0
General and administrative expenses	9.6	26.0	3.8	11.2	65.3	115.9
Accretion of fair value adjustment to loss and lae reserves	—	9.4	—	—	—	9.4
Interest expense on debt	12.2	19.6	—	—	1.3	33.1

Total expenses	806.1	646.9	3.8	11.3	87.6	1,555.7

Pre-tax income (loss)	$139.2	$175.1	$4.8	$(18.0)	$12.5	$313.6

(1)  On December 31, 2011, Tuckerman Fund I was dissolved and all of the net assets of the fund, which consisted of the LLC units of Hamer and Bri-Mar, two small manufacturing companies, were distributed. As of October 1, 2012, Hamer and Bri-Mar are no longer consolidated and are accounted for as investments in unconsolidated affiliates.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(Dollars in millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OneBeacon	2013	2012	2013	2012

GAAP Ratios
Loss and LAE	60%	56%	56%	54%
Expense	36%	39%	37%	39%
Combined	96%	95%	93%	93%

Net written premiums	$314.1	$335.2	$826.1	$930.4
Earned premiums	$278.9	$293.9	$846.2	$846.0

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Sirius Group	2013	2012	2013	2012

GAAP Ratios
Loss and LAE	50%	59%	50%	53%
Expense	39%	29%	33%	32%
Combined	89%	88%	83%	85%

Gross written premiums	$236.4	$254.6	$947.0	$993.6
Net written premiums	$196.3	$223.9	$735.6	$799.5
Earned premiums	$221.4	$242.9	$646.9	$699.3

	Three Months Ended	Nine Months Ended
BAM	September 30, 2013	September 30, 2013

Gross par value of primary market policies priced	$1,086.2	$3,215.1
Gross par value of secondary policies priced	80.9	174.0
Total gross par value of market policies priced	$1,167.1	$3,389.1
Gross par value of primary and secondary market policies issued	$1,015.6	$3,116.1
Gross written premiums	$2.9	$8.2
Member surplus contributions collected	$3.5	$11.5

	Three Months Ended	Nine Months Ended
HG Global	September 30, 2013	September 30, 2013

Net written premiums	$2.3	$6.4
Unearned premiums	$2.2	$6.3
Deferred acquisition costs	$.4	$1.4